Exhibit 99
Titan International Announces Third Quarter 2014 Results

QUINCY, Ill--Titan International, Inc. (NYSE: TWI) announces third quarter revenue and performance results.
October 28, 2014

Third quarter highlights:

•	Sales for third quarter 2014 were $449.6 million down 9.6 percent, compared to $497.5 million in the third quarter of 2013.

•	Gross profit for the third quarter of 2014 was $45.3 million, or 10.1 percent of net sales, compared to $62.5 million, or 12.6 percent of net sales for the third quarter of 2013.

•	Loss from operations for the third quarter of 2014, was $(2.5) million, or (0.6) percent of net sales, compared to income of $17.1 million, or 3.4 percent of net sales, in 2013.

•	Adjusted net income (loss) for the third quarter was $(9.1) million, compared to $8.1 million in the third quarter of last year (see appendix below).

•
Adjusted basic earnings per share for the third quarter 2014 and 2013 were $(0.17) and $0.15 respectively, and adjusted fully diluted earnings per share were $(0.17) and $0.15 respectively (see appendix below).

Statement of Chief Executive Officer:
CEO and Chairman, Maurice Taylor comments, "Third quarter revenue results were down 10 percent from 2013. The drop in demand for large agriculture equipment sales and larger products used in the mining industry had a significant impact on our business. In addition, as raw material prices continue to fall, price reductions were passed to customers. Steel and natural rubber are the largest raw material components in our business. Prices for these two commodities have been dropping steadily with natural rubber reaching a five year low. The higher SG&A expenses were primarily the result of approximately $4 million of SG&A expenses at the recently acquired facility in Russia. As a result of the strength in the U.S. dollar, Titan incurred approximately a $13.3 million loss in foreign currency, included in other income (loss) in the third quarter primarily due to the translation of intercompany loans on certain foreign subsidiaries dominated in currencies other than their functional currencies.
"As for our outlook on the markets ahead, we believe large agriculture equipment sales will be down at least through 2015 in North America. South America will remain relatively flat however, we have expanded our product offering in Brazil to cover more large agriculture and medium size construction. Europe will remain stable as the challenges in this region remain. ITM's track business in Europe is maintaining and they have positive news from new aftermarket test results that we believe could increase their business in 2015. In Russia, we expect to reduce the employee count from 2,300 to 1,000 this year in line with current demand. We are updating molds and equipment into the Russia tire facility to improve performance and efficiency. This region will slowly improve in the quarters ahead.
"We are taking steps to improve the business despite these challenging markets. We continue with our strategy to realign the Bryan, Ohio facility to current market conditions and improve profitability in the earthmoving/construction segment. The union is in partnership with Titan to achieve this goal in the near future. We are on schedule with the reclamation project in Canada and look forward to launching operations in the latter part of 2015. We have received some new orders for Titan's 58x63 loader tires and wheels and we will have our new 45R/56.3 loader tires in the field by the first quarter.

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"Titan will continue to strengthen our path toward growth and improved performance as we enter into 2015 with cost reductions and new product offerings, including the LSW wheel/tire campaign."
Financial Summary:

Sales: Net sales for the quarter ended September 30, 2014, were $449.6 million compared to $497.5 million in 2013, a decrease of 10%. Sales experienced reductions in volume of 8% and price/mix of 7% as a consequence of decreased demand for larger agricultural products, and Titan products used in the mining industry. The decrease in net sales was partially offset by the inclusion of the recently acquired Voltyre-Prom business which recorded $24.2 million in sales, and increased sales 5%.

Net sales for the nine months ended September 30, 2014, were $1,512.3 million compared to $1,669.2 million in 2013, a decrease of 9%. Sales decreased 12% as the result of price/mix reductions driven from decreased demand for Titan products used in the mining industry and larger agricultural products. In addition, overall volume decreased 2%. The decrease in net sales was partially offset by the inclusion of the recently acquired Voltyre-Prom business which recorded $78.8 million in sales, and increased sales 5%.

Gross profit: Gross profit for the third quarter of 2014 was $45.3 million, or 10.1% of net sales, compared to $62.5 million, or 12.6% of net sales for the third quarter of 2013. Gross profit and income from operations decreased primarily as a result of a significant decrease in demand of larger agricultural products, which generally have higher margins. Decreased demand for Titan products used in the mining industry also had a negative impact on gross profit. Gross profit for the nine months ended September 30, 2014, was $122.4 million or 8.1% of net sales, compared to $245.9 million, or 14.7% of net sales in 2013

Warranty Expense: The provision for warranty liability was $13.4 million at September 30, 2014 or 0.9 percent of sales compared to $35.1 million at September 30, 2013 or 2.1 percent of sales.

Selling, general and administrative expenses: Selling, general and administrative (SG&A) expenses for the third quarter of 2014 were $41.3 million, or 9.2% of net sales, compared to $38.7 million, or 7.8% of net sales, for 2013. Selling, general and administrative (SG&A) expenses for the nine months ended September 30, 2014 were $133.1 million, or 8.8% of net sales, compared to $124.8 million, or 7.5% of net sales, for 2013.  The higher SG&A expenses were primarily the result of approximately $14 million of SG&A expenses year to date at recently acquired facilities, offset by a decrease in incentive compensation.

Income (loss) from operations: Loss from operations for the third quarter of 2014, was $(2.5) million, or (0.6)% of net sales, compared to income of $17.1 million, or 3.4% of net sales, in 2013. This decrease was the net result of the items previously discussed.

Interest expense: Interest expense was $9.0 million and $12.4 million for the quarters ended September 30, 2014, and 2013, respectively. Year-to-date interest expense was $27.1 million and $35.9 million for the nine months ended September 30, 2014, and 2013, respectively. Interest expense for the first nine months of 2014 decreased primarily as a result of the repurchase of the 7.875% senior secured notes in the fourth quarter of 2013, and decreased debt balances at Titan Europe.

Earnings (loss) per share: For the quarters ended September 30, 2014 and 2013, basic earnings (loss) per share were $(.17) and $.15, respectively, and diluted earnings per share were $(.17) and $.15, respectively. For the nine months ended September 30, 2014 and 2013, basic earnings (loss) per share were $(.51) and $.96, respectively, and diluted earnings (loss) per share were $(.51) and $.89, respectively. On an adjusted basis (see Appendix below) basic earnings per share for the quarter ended September 30, 2014 and 2013 were $(0.17) and $0.15, respectively, and diluted earnings (loss) per share were $(0.17) and $0.15 respectively. For the nine months ended September 30, 2014 and 2013, basic earnings (loss) per share were $(0.10) and $0.85, respectively, and diluted earnings (loss) per share were $(0.10) and $0.79, respectively.

Capital expenditures: Titan’s capital expenditures were $15.4 million for the third quarter of 2014 and $18.9 million in the third quarter 2013. Year-to-date expenditures were $46.3 million for 2014 compared to $55.0 million for 2013.

Debt balance: Total long term debt balance was $501.3 million at September 30, 2014 compared to $497.7 million on December 31, 2013. Short-term debt balance was $24.8 million at September 30, 2014, and $75.1 million at December 31, 2013. Net debt (debt less cash and investments) was $345.8 million at September 30, 2014, compared to $383.4 million at December 31, 2013.

Equity balance: The company’s equity was $709.4 million at September 30, 2014, compared to $798.0 million at December 31, 2013.

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Third Quarter Conference Call:

Titan will be hosting a conference call and webcast for the third quarter earnings announcement at 9 a.m. Eastern Time on Tuesday, October 28, 2014. To participate in the conference call, dial (877) 870-4263 five minutes prior to the scheduled time. International callers dial (412) 317-0790; Canada (855) 669-9657. The call will be webcast and can be accessed at titan-intl.investorroom.com/webcasts_and_presentations.

Safe harbor statement:
Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “outlook,” “potential,” “may,” “will” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to the risks as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2013. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the company undertakes no obligation to publicly update or revise any forward-looking statements.

Company description: Titan International Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage product for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications.

Contact: Todd Shoot, IR Contact (217) 221-4416

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Titan International, Inc.
Consolidated Condensed Statements of Operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$449,579	$497,510	$1,512,250	$1,669,188
Cost of sales	404,280	435,004	1,355,044	1,423,276
Mining asset impairment and inventory writedown	—	—	34,797	—
Gross profit	45,299	62,506	122,409	245,912
Selling, general and administrative expenses	41,276	38,731	133,119	124,827
Research and development expenses	2,862	2,778	9,761	8,281
Royalty expense	3,675	3,942	11,246	10,960
Income (loss) from operations	(2,514)	17,055	(31,717)	101,844
Interest expense	(8,951)	(12,414)	(27,136)	(35,924)
Convertible debt conversion charge	—	—	—	(7,273)
Gain on earthquake insurance recovery	—	—	—	22,451
Other income (expense)	(10,679)	8,722	(3,828)	7,712
Income (loss) before income taxes	(22,144)	13,363	(62,681)	88,810
Provision (benefit) for income taxes	(5,127)	5,711	(15,645)	38,913
Net income (loss)	(17,017)	7,652	(47,036)	49,897
Net loss attributable to noncontrolling interests	(7,950)	(441)	(19,621)	(888)
Net income (loss) attributable to Titan	$(9,067)	$8,093	$(27,415)	$50,785

Earnings (loss) per common share:
Basic	$(.17)	$.15	$(.51)	$.96
Diluted	$(.17)	$.15	$(.51)	$.89
Average common shares and equivalents outstanding:
Basic	53,497	53,440	53,484	52,900
Diluted	53,497	59,391	53,484	59,444

Dividends declared per common share:	$.005	$.005	$.015	$.015

Segment Information
Revenues from external customers (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues from external customers
Agricultural	$227,650	$273,301	$830,090	$907,797
Earthmoving/construction	154,057	168,964	470,958	586,806
Consumer	67,872	55,245	211,202	174,585
	$449,579	$497,510	$1,512,250	$1,669,188

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Titan International, Inc.
Consolidated Condensed Balance Sheets (Unaudited)

	September 30,	December 31,
Assets	2014	2013
Current assets
Cash and cash equivalents	$180,271	$189,360
Restricted cash	—	14,268
Accounts receivable, net	248,331	263,053
Inventories	375,267	384,920
Deferred income taxes	41,813	41,931
Prepaid and other current assets	91,447	114,346
Total current assets	937,129	1,007,878
Property, plant and equipment, net	566,643	638,807
Goodwill	38,082	42,075
Deferred income taxes	4,747	2,772
Other assets	126,351	129,699
Total assets	$1,672,952	$1,821,231
Liabilities and Equity
Current liabilities
Short-term debt	$24,768	$75,061
Accounts payable	169,439	176,719
Deferred income taxes	3,758	3,525
Other current liabilities	137,849	131,266
Total current liabilities	335,814	386,571
Long-term debt	501,276	497,694
Deferred income taxes	44,712	60,985
Other long-term liabilities	81,763	77,945
Total liabilities	963,565	1,023,195
Equity
Titan stockholders' equity
Common stock (no par, 120,000,000 shares authorized, 55,253,092 issued)	—	—
Additional paid-in capital	562,014	558,637
Retained earnings	179,322	207,541
Treasury stock (at cost, 1,655,097 and 1,692,220 shares, respectively)	(15,253)	(15,586)
Treasury stock reserved for deferred compensation	(1,075)	(1,075)
Accumulated other comprehensive loss	(83,494)	(61,794)
Total Titan stockholders’ equity	641,514	687,723
Noncontrolling interests	67,873	110,313
Total equity	709,387	798,036
Total liabilities and equity	$1,672,952	$1,821,231

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Titan International, Inc.
Supplemental Consolidated Statement of Income Information
Reconciliation of GAAP to Non-GAAP Financial Measures-Unaudited
Amounts in thousands except earnings per share data

The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. The non-GAAP financial measure should be considered supplemental to, not a substitute for, the financial measures calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

The non-GAAP financial measure of adjusted net income assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the company as a whole. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

The table below provides a reconciliation of the non-GAAP financial measures with the most directly comparable GAAP financial measures for September 30, 2014.

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income (loss) attributes to Titan	$(9,067)	$8,093	$(27,415)	$50,785
Adjustments:
Asset Impairment	—		15,107
Inventory Value Adjustments	—		7,070
Convertible Debt Conversion Charge	—	—	—	3,701
Europe rationalization	—	—	—	139
Europe VAT settlement		—		1,306
Europe earthquake insurance settlement		—		(22,451)
Italy DTA valuation allowance		—		11,656

Adjusted net income attributed to Titan	$(9,067)	$8,093	$(5,238)	$45,136

Adjusted Earnings (Loss) Per Share - Basic	(0.17)	0.15	(0.10)	0.85
Average shares outstanding - Basic	53,497	53,440	53,484	52,900

Adjusted Earnings (Loss) Per Share - Diluted	(0.17)	0.15	(0.10)	0.79
Average shares outstanding - Diluted	53,497	59,391	53,484	59,444

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